PRESS RELEASE

Scuzscon Walker
Verticalnet, Inc.
610-695-2301

swalker@verticalnet.com

Verticalnet Reports Financial Results for the Fourth Quarter of 2006

MALVERN, PA - March 6, 2007 — (BUSINESS WIRE) -Verticalnet, Inc. (Nasdaq:VERT), a leading provider of on-demand supply management solutions, today announced results for its fourth quarter and year ended December 31, 2006.

Revenues for the quarter ended December 31, 2006 were $3.9 million, as compared to $5.4 million for the quarter ended December 31, 2005. Verticalnet’s net loss for the quarter ended December 31, 2006 was $2.5 million or ($0.28) per share, as compared to a net loss of $2.9 million, or ($0.43) per share, for the quarter ended December 31, 2005. Adjusted net loss from operations(a) for the quarter ended December 31, 2006 was $720,000, or ($0.08) per share, as compared to an adjusted net loss from operations(a) of $1.4 million, or ($0.20) per share, for the quarter ended December 31, 2005. For the quarters ended December 31, 2006 and 2005, weighted-average shares outstanding were approximately 8.8 million and 6.7 million shares, respectively.

Total operating expenses, including cost of revenues, for the quarter were $6.5 million, which included non-cash charges for stock based compensation of $221,000 and amortization and depreciation expense of $630,000, as compared to $8.3 million for the fourth quarter of 2005, which included non-cash charges for stock based compensation of $282,000 and amortization and depreciation expense of $811,000. Excluding these non-cash charges, total operating expenses would have decreased by $1.6 million or 21%, to $5.6 million for the quarter ended December 31, 2006 as compared to $7.2 million for the quarter ended December 31, 2005.

The Company reported that billings(b) for the fourth quarter of 2006 were $5.2 million, a decrease from $5.6 million for the comparable period last year. Total deferred revenues as of December 31, 2006 were $4.6 million, which represents an increase of $1.0 million or 28% since the beginning of 2006. Cash balance as of December 31, 2006 was $2.8 million, increasing by $342,000 as compared to the cash balance of $2.5 million as of September 30, 2006 and decreasing by $1.8 million as compared to the cash balance of $4.6 million as of December 31, 2005. Verticalnet paid $860,000 in cash for debt service during the quarter.

Total software and software related revenues increased to $2.2 million for the fourth quarter of 2006, a modest increase over the $2.1 million in software and software related revenue recognized in the fourth quarter of the prior year. Services revenues for the fourth quarter of 2006 were $1.7 million as compared to $3.3 million for the comparable period in the prior year. The decline in service revenues was driven by a $1.7 million decline in revenues from two of Verticalnet’s largest historical accounts, which reflected revenues from legacy solutions that are not part of the Company’s future planned product offerings. Revenue from these two large historical accounts accounted for 9% of total revenue in the fourth quarter of 2006 as compared to 37% of revenue in the fourth quarter of 2005.

In the fourth quarter, Verticalnet continued its efforts to reduce its overall cost structure through product line rationalization and organizational realignment. As a result of these measures, the Company achieved significant reductions in cost of revenues and operating expenses for the fourth quarter of 2006 versus the same quarter in 2005. Compared to the same period in 2005, cost of revenues declined by 36%, and total operating expenses declined overall by 13%. Total operating expenses were adversely affected by higher legal and accounting costs incurred during the fourth quarter of 2006.

Other income in the fourth quarter of 2006 increased by $1.4 million as a result of the license of the source code of certain legacy software to an existing customer who was operating on the legacy platform. As part of the transaction, four software development employees responsible for the development of the legacy platform were transferred to the customer.

As previously announced on December 20, 2006, the Company successfully restructured a major debt obligation during the fourth quarter of 2006, extending the maturity date on the Senior Discount Note to April 2008 from January 2007. As part of this restructuring, the principal amount of the Senior Discount Note was increased from $5.3 million to $5.5 million.

“2006 was a year of transition for Verticalnet. Our reliance on the revenues from two legacy customers was largely eliminated, as was the requirement to support legacy products, thus enabling us to greatly reduce our cost base. Meanwhile, our on-demand solutions continued to drive an increasing percentage of our total revenue” stated Nathanael V. Lentz, President and CEO of Verticalnet.

Business Highlights:

Verticalnet experienced a strong selling quarter with new total bookings of $4.1 million in the fourth quarter of 2006. Specific business highlights for the quarter and the year include:

•	Continued success in head-to-head competitive wins versus major competitors, with a short-list win rate of over 60% in the quarter;

•	12 new contracts signed or committed with existing customers in the quarter. This includes a license of our Verticalnet® XECS Transportation solution to a major industrial customer previously using Verticalnet® Spend Manager; multi-year software renewals by major CPG, printing, and energy customers; and additional enablement and spend analysis services to a number of existing customers;

•	Five new customers, which include two new software customers, were added during the fourth quarter. Since the beginning of 2007, Verticalnet has added two additional new software customers.

•	Over 2006, Verticalnet saw a 53% increase in software customers operating on our leading Verticalnet XE Supply Management suite.

•	As of the end of 2006, customers operating on the Verticalnet XE Supply Management suite represent over 80% of all of Verticalnet’s software customers.

•	Despite Verticalnet’s de-emphasis of other legacy products, overall software customers grew by 30% over the period.

•	Verticalnet’s operations supporting our on-demand customers recorded strong growth in usage and high levels of service during 2006. Key metrics include:

•	As of the end of 2006, over 85% of all Verticalnet software customers and 90% of all Verticalnet XE Supply Management suite customers take advantage of Verticalnet’s Software as a Service offering.

•	Negotiation events conducted through the XE environment increased by over 250% and total suppliers participating in online negotiations increased over 350% in 2006.

•	In February 2007, Verticalnet announced the release of Verticalnet XE 5.4. Enhancements were developed in conjunction with customer feedback on best practices and ongoing market research and focused on emerging trends within the supply management field. The enhanced functionality of Verticalnet XE 5.4 specifically addresses the following emerging customer priorities:

•	Improving the skills of key sourcing professionals

•	Converting visibility of supplier performance into value

•	Increasing competitiveness and visibility during online negotiations

“Verticalnet is known for great products, great people, and a commitment to customer success. It is upon these three pillars that we will seek to grow our business — one satisfied customer at a time” said Lentz. “Despite continued progress in our business and the successful restructuring of our debt, we remain undercapitalized when compared to many of our competitors. Over the coming quarters we are committed to taking appropriate actions which we believe will both reduce our debt burden and recapitalize the business.”

(a)	Adjusted net loss from operations is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe that adjusted net loss from operations provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate adjusted net loss from operations in the same manner, and adjusted net loss from operations as presented by Verticalnet may not be comparable to adjusted net loss from operations presented by other companies. Included, following the financial statements, is a reconciliation of net loss to adjusted net loss from operations that should be read in conjunction with the financial statements.

(b)	Billings represents all invoices billed to customers during the quarter.

(c)	Software bookings represent all software and software related agreements entered into during the referenced period with new or existing customers.

About Verticalnet, Inc.

Verticalnet is a leading provider of on-demand supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about growth of the business, reductions of debt obligations, and recapitalization of the business, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipated,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on The Nasdaq Capital Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 which have been filed with the SEC. Verticalnet is making these statements as of March 6, 2007 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

###

Verticalnet is a registered trademark or a trademark in the United States and other countries of
Vert Tech LLC

Public Relations contact:	Investor Relations Contact:

Scuzscon Walker	Jonathan T. Cohen

Verticalnet, Inc.	Verticalnet, Inc.

610-695-2301	610-240-0600

swalker@verticalnet.com	Investorrelations@verticalnet.com

Verticalnet, Inc.
Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005 (4)	2006	2005 (4)
Revenues:
Software and software related	$2,189	$2,135	$7,963	$6,856
Services	1,701	3,297	8,201	13,794

Total revenues	3,890	5,432	16,164	20,650

Cost of revenues (1) :
Cost of software and software related	415	753	2,117	2,838
Cost of services	1,214	1,955	5,345	7,608
Amortization of acquired technology and customer contracts	285	272	1,053	1,019

Total cost of revenues	1,914	2,980	8,515	11,465

Gross profit	1,976	2,452	7,649	9,185

Operating expenses(1) :
Research and development	1,152	1,493	5,226	6,790
Sales and marketing	1,608	1,792	7,072	7,973
General and administrative	1,620	1,499	6,505	6,004
Litigation and settlement costs	—	170	1,032	362
Restructuring charges (reversals)	—	(32)	195	441
Impairment charge for goodwill	—	—	9,877	—
Amortization of other intangible assets	203	374	863	1,343

Total operating expenses	4,583	5,296	30,770	22,913

Operating loss	(2,607)	(2,844)	(23,121)	(13,728)
Interest and other expense (income), net (2)	(138)	63	1,351	(8)

Net loss	$(2,469)	$(2,907)	$(24,472)	$(13,720)

Adjusted net loss from operations (5)	$(720)	$(1,369)	$(7,755)	$(9,570)

Basic and diluted loss per common share: (3)
Net loss	$(0.28)	$(0.43)	$(3.09)	$(2.18)

Adjusted net loss from operations (5)	$(0.08)	$(0.20)	$(0.98)	$(1.52)

Weighted average common shares outstanding:
Basic and diluted (3)	8,849	6,697	7,927	6,296

(1) As of January 1, 2006, the Company adopted SFAS No. 123R. As a result, we now record compensation expense relating to stock option awards. Prior to the adoption of SFAS No. 123R the Company recorded stock based compensation under APB 25. The following presents the actual compensation expense recorded in 2006 and 2005 under SFAS No. 123R and APB 25, respectively, and the related impact on the various expense categories (in thousands):

	Three Months Ended
	December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Cost of revenues	$34	$75	$272	$159
Research and development	30	19	214	45
Sales and marketing	52	90	399	325
General and administrative	105	98	750	381

Total	$221	$282	$1,635	$910

(2)	During the year ended December 31, 2006 and 2005, the Company recorded a benefit from changes in the fair value of derivative liabilities as well as interest expense and accretion on its long-term debt. During the three months ended December 31, 2006, the Company recorded $1.4 million in other income related to the licensing of the source code one of their legacy software products. In addition, during the year ended December 31, 2005, the Company recorded a $364,000 write-down related to a cost method investment.

(3)	During the year ended December 31, 2006 and 2005, the diluted earnings per share calculation was the same as the basic earnings per share calculation as all potentially dilutive securities were anti-dilutive.

(4)	Certain prior period amounts have been reclassified to conform with the current period’s financial statement presentation.

(5)	See “Reconciliation of GAAP Results to Non-GAAP Results and Other Financial Data” elsewhere in this press release.

Verticalnet, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$2,809	$4,576
Restricted cash	—	155
Accounts receivable, net	3,877	5,188
Prepaid expenses and other current assets	778	735

Total current assets	7,464	10,654
Property and equipment, net	920	1,288
Goodwill	9,709	19,331
Other intangible assets, net	2,184	4,003
Other assets	416	768

Total assets	$20,693	$36,044

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, convertible notes, and other non-current liabilities	$2,170	$2,638
Accounts payable and accrued expenses	5,698	4,038
Deferred revenues	3,756	3,297
Total current liabilities	11,624	9,973
Long-term debt, convertible notes, and other non-current liabilities	6,127	3,675
Shareholders’ equity	2,942	22,396

Total liabilities and shareholders’ equity	$20,693	$36,044

Verticalnet, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
	2006	2005	2006	2005
Operating activities:
Net loss	$(2,469)	$(2,907)	$(24,472)	$(13,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	630	811	2,469	2,998
Stock-based compensation	221	282	1,635	910
Accretion of promissory notes and non-cash interest	645	687	2,465	905
Change in the fair value of derivative liabilities	183	(340)	(1,082)	(1,003)
Amortization of deferred financing costs	212	125	679	173
Impairment of goodwill	—	—	9,877	—
Gain on B2eMarkets settlement	—	(330)	—	(330)
Write-down related to cost method investment	—	—	—	364
Other non-cash items	—	(61)	9	(61)
Change in assets and liabilities, net of effect of acquisition:
Accounts receivable	980	(453)	1,311	1,207
Prepaid expenses and other assets	29	870	374	1,067
Accounts payable and accrued expenses	1,041	7	2,520	(1,394)
Deferred revenues	(209)	203	1,003	62
Net cash provided by (used in) operating activities	1,263	(1,106)	(3,212)	(8,822)

Investing activities:
Capital expenditures	(59)	(177)	(136)	(499)
Acquisition related payments	—	(439)	(57)	(748)
Restricted cash	—	—	155	—
Proceeds from sale of cost, equity method, and available-for-sale investments	—	—	—	242

Net cash used in investing activities	(59)	(616)	(38)	(1,005)

Financing activities:
Principal payments on long-term debt and obligations under capital leases	(860)	(199)	(2,224)	(855)
Proceeds from issuance of senior convertible notes, net	—	—	—	5,951
Proceeds from issuance of senior subordinated discount note, net	—	—	3,677	—
Proceeds from exercise of stock options and issuance of non-vested stock	3	43	14	116

Net cash provided by (used in) financing activities	(857)	(156)	1,467	5,212

Effect of exchange rate fluctuation on cash and cash equivalents	(5)	(91)	16	(179)

Net increase (decrease) in cash and cash equivalents	342	(1,969)	(1,767)	(4,794)
Cash and cash equivalents — beginning of period	2,467	6,545	4,576	9,370

Cash and cash equivalents — end of period	$2,809	$4,576	$2,809	$4,576

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$222	$6	$482	$35
Supplemental schedule of non-cash investing and financing activities
Conversion of and payments on senior convertible promissory notes and accrued interest into/with common stock	$590	$541	$2,984	$541
Financed insurance policies	—	—	663	816
Capital expenditures financed through capital lease arrangements	—	17	42	158
Issuance of common stock as consideration for the Digital Union acquisition	—	—	—	2,973
Issuance of warrants to private placement agent	—	—	—	35
Cancellation of common stock as a result of the B2eMarkets acquisition	—	(437)	—	(437)

Reconciliation of GAAP results to non-GAAP results and Other Financial Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2006	2005	2006	2005

Revenues:
Software and software related	$2,189	$2,135	$7,963	$6,856
Services	1,701	3,297	8,201	13,794

Total revenues	3,890	5,432	16,164	20,650
Total cost of revenues	1,914	2,980	8,515	11,465

Gross profit	1,976	2,452	7,649	9,185
Total operating expenses	4,583	5,296	30,770	22,913

Operating loss	(2,607)	(2,844)	(23,121)	(13,728)
Interest and other expense (income), net	(138)	63	1,351	(8)

Net loss	(2,469)	(2,907)	(24,472)	(13,720)

Non-GAAP adjustments:
Amortization of intangible assets	488	646	1,916	2,362
Restructuring charges (reversals)	—	(32)	195	441
Stock-based compensation	221	282	1,635	910
Accretion of promissory notes and non-cash interest	645	687	2,465	905
Amortization of deferred financing costs	212	125	679	173
Litigation costs	—	170	1,032	362
Impairment charge for goodwill	—	—	9,877	—
Change in the fair value of derivative liabilities	183	(340)	(1,082)	(1,003)

Adjusted net loss from operations	$(720)	$(1,369)	$(7,755)	$(9,570)

Basic and diluted loss per common share:
Net loss	$(0.28)	$(0.43)	$(3.09)	$(2.18)

Adjusted net loss from operations	$(0.08)	$(0.20)	$(0.98)	$(1.52)

Weighted average common shares outstanding:
Basic and diluted	8,849	6,697	7,927	6,296

Key Metrics	Three months ended December 31,
	2006	2005
Total billings	$5,246	$5,611
Software bookings	3,092	2,507